UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement and Transaction

On March 2, 2021, Terra Tech Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UMBRLA, Inc., a Nevada corporation (“UMBRLA”), a diversified cannabis company with distribution, manufacturing and dispensary operations, Phoenix Merger Sub Corp., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Dallas Imbimbo, as the stockholder representative for the UMBRLA stockholders. Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into UMBRLA (the “Merger”), with UMBRLA surviving the Merger as a wholly owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger (the “Effective Time”): (a) each share of UMBRLA common stock outstanding immediately prior to the Effective Time (excluding shares held by UMBRLA, the Company or Merger Sub and dissenting shares) will be converted solely into the right to receive a number of shares of the Company’s common stock (the “Shares”) equal to the exchange ratio described below, (b) each outstanding UMBRLA stock option will be assumed by the Company, (c) each outstanding UMBRLA restricted stock award will be assumed by the Company, and (d) each outstanding UMBRLA warrant will be assumed by the Company. Approximately 10% of the Shares otherwise issuable to UMBRLA stockholders (the “Holdback Shares”) will be held back for a period of 12 months following the Closing to satisfy indemnification obligations. Under the exchange ratio formula in the Merger Agreement, and assuming the release of all Holdback Shares without setoff, the former UMBRLA stockholders immediately before the Merger are expected to own approximately 50% of the aggregate number of the outstanding shares of the Company’s common stock, and the stockholders of the Company immediately before the Merger are expected to own approximately 50% of the aggregate number of the outstanding shares of the Company’s common stock, as set forth in more detail in the Merger Agreement.

Francis Knuettel II will continue to serve as the Company’s Chief Executive Officer following the closing of the Merger (the “Closing”). Following the Closing, the board of directors of the Company (the “Company Board”) will consist of seven directors and will be comprised of (i) Nicholas Kovacevich, as Chairman, (ii) up to three members designated by the Company and (iii) up to three members designated by UMBRLA.

The Merger Agreement contains customary representations, warranties and covenants made by the Company and UMBRLA, including covenants relating to obtaining the requisite regulatory approvals, indemnification of directors and officers, the Company’s and UMBRLA’s conduct of their respective businesses between the date of signing of the Merger Agreement and the Closing.

The Closing is subject to satisfaction or waiver of certain conditions including, among other things, (i) the accuracy of the representations and warranties, subject to certain materiality qualifications, (ii) compliance by the parties with their respective covenants, and (iii) no law or order preventing the Merger and related transactions. The Merger Agreement includes customary termination rights for the Company and UMBRLA.

The Company expects that immediately prior to the Merger, Nicholas Kovacevich, the Chairman of the Company’s Board of Directors, along with members of his family and others, collectively will beneficially own, directly or indirectly, approximately 17% of UMBRLA’s issued and outstanding common stock.

In addition, Francis Knuettel II, the Company’s Chief Executive Officer, President and Director, serves as a consultant to UMBRLA, and Mr. Knuettel, together with his spouse, beneficially own, directly or indirectly, securities convertible into or exercisable for a de minimus amount of UMBRLA’s common stock.

Certain holders of the Company’s senior convertible promissory notes (the “Note Holders”) also hold convertible promissory notes, in the aggregate principal amount of $550,000, issued by UMBRLA, which are expected to convert into UMBRLA’s common stock immediately prior to the Merger.  Certain of these Note Holders also hold UMBRLA common stock and warrants issued by UMBRLA, which will be exercisable for the Company’s common stock after the Merger.

As such, the Merger may be considered a related party transaction.

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As of the date of the Merger Agreement and the date of this Current Report on Form 8-K, there are no other material relationships between the Company or any of the Company’s affiliates and UMBRLA, other than in respect of the Merger Agreement.

The Merger Agreement and the Merger were duly approved and authorized by the Company’s non-interested directors. Mr. Kovacevich and Mr. Knuettel, in their capacities as members of the Board of Directors of Company, abstained from voting on the Merger.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain stockholders of UMBRLA and other parties, including Nicholas Kovacevich, Francis Knuettel II and the Note Holders, entered into or are expected to enter into, lock-up agreements (the “Lock-Up Agreements”), pursuant to which they accepted certain restrictions on transfers of the Shares following the Effective Time until January 24, 2022, subject to certain exceptions.

The foregoing descriptions of the Merger Agreement and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 2.1 and 10.1 hereto, respectively, and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company, Merger Sub or UMBRLA. In particular, the representations, warranties and covenants contained in the Merger Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Merger Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement rather than establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Merger Agreement as characterizations of the actual state of facts or condition of the Company, Merger Sub or UMBRLA.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above relating to the Merger Agreement and the transactions contemplated thereby, including the Merger, is incorporated herein by reference. The Shares to be issued in the Merger will be offered and sold in reliance on an exemption from registration under Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Appropriate restrictive legends will be affixed to the Shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In December 2020, the Company disclosed that the Board appointed Francis Knuettel II as the Company’s Interim Chief Executive Officer and President.

Effective March 2, 2021, the Board appointed Mr. Knuettel as the Company’s permanent Chief Executive Officer and President.

The Corporation and Mr. Knuettel are negotiating the terms of a new or amended employment agreement, which will be filed with the U.S. Securities and Exchange Commission following execution by the parties.

In addition, the Board has determined that if Mr. Knuettel is terminated by the Company “without cause” or if he voluntarily resigns for “good reason” prior to the expiration of his December 18, 2020 Employment Agreement (the “2020 Agreement”), or if his employment with the Company terminates at the end of the Term (as defined in the 2020 Agreement), then Mr. Knuettel will be entitled to receive the following severance payment and benefits: (i) a cash payment (less applicable withholding taxes) in an amount equal to six months of his then-current annual base salary; and (ii) company-paid group health, dental and vision benefits for Mr. Knuettel and his covered dependents for up to six months.

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Mr. Knuettel was previously the Director of Capital and Advisory at Viridian Capital Advisors, a leading cannabis capital, M&A and strategic advisory firm, from 2020 until his appointment as the Company’s Interim Chief Executive Officer and President. Prior to that, Mr. Knuettel was the Chief Financial Officer of One Cannabis Group, Inc., a cannabis dispensary franchisor, from 2019 until 2020, the Chief Strategy Officer of MJardin Group, Inc., a vertically integrated, multi-country operator of legal cannabis assets, from 2018 until 2019, the Chief Financial Officer of Aqua Metals, Inc., a lead battery recycling company, in 2018, and the Chief Financial Officer of Marathon Patent Group, Inc., a patent enforcement and licensing company, from 2014 to 2018.

There is no arrangement or understanding between Mr. Knuettel and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Knuettel and any of the Company’s directors or executive officers. Except as otherwise set forth in this report, there are no transactions to which the Company is a party and in which Mr. Knuettel has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. The information set forth under Item 1.01 above is incorporated by reference herein.

Item 8.01 Other Events.

Press Release

On March 3, 2021, the Company issued a press release announcing, among other things, the matters set forth above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2020 and other reports on file with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Non-Solicitation

This report will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated March 2, 2021.
10.1	Form of Lock-Up Agreement.
99.1	Press Release, dated March 3, 2021.

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Dated: March 3, 2021	By:	/s/ Francis Knuettel II
Francis Knuettel II
Chief Executive Officer

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